THE CHASE VISTA VARIABLE ANNUITY CAPITAL GROWTH PORTFOLIO
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
01/25/00 	LYCOS, Inc. (LCOS) Common Stock
Shares       Price         Amount
450	     $77.375	   $34,818.75

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
 $3.29      N/A		0.00750%	  0.65166%

     Broker
CREDIT SUISSE FIRST BOSTON CORP.


Underwriters of LYCOS, Inc. (LCOS) Common Stock

U.S. Underwriters               	    Number of Shares
CREDIT SUISSE FIRST BOSTON CORP.	           1,305,000
GOLDMAN SACHS & CO.			           1,305,000
MERRILL LYNCH, PIERCE, FENNER & SMITH INC.         1,305,000
ALLEN & CO., INC.                                    435,000
BEAR STEARNS & CO., INC.                             435,000
HAMBRECHT & QUIST LLC                                435,000
BANC OF AMERICA SECURITIES LLC                        60,000
WILLIAM BLAIR & CO., LLC                              60,000
DAIN RAUSCHER INC.                                    60,000
DEUTSCHE BANK SECURITIES INC.                         60,000
E*OFFERING CORP.                                      60,000
FIDELITY CAPITAL MARKETS                              60,000
FLEETBOSTON ROBERTSON STEPHENS INC.                   60,000
INVEMED ASSOCIATES LLC                                60,000
NEEDHAM & CO., INC.                                   60,000
PAINWEBBER INC.                                       60,000
PRUDENTIAL SECURITIES INC.                            60,000
TD SECURITIES (USA) INC.                              60,000
THOMAS WEISEL PARTNERS LLC                            60,000
                               Total		   6,000,000